UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2019

CELSION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

Registrant’s telephone number, including area code: (609) 896-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2019, Celsion Corporation. (the “Company”) and EGWU, Inc. (formerly known as EGEN, Inc.) (“EGWU”), entered into an amendment (the “Amendment”) to that certain Asset Purchase Agreement dated as of June 6, 2014 between the Company and EGEN, Inc. (the “Asset Purchase Agreement”). The Amendment provides that payment of the of $12.4 million earnout milestone liability under the Asset Purchase Agreement related to the Ovarian Cancer Indication (as defined in the Amendment) can be made, at the Company’s option, in the following manner:

a)	$7.0 million in cash to EGWU within 10 business days of achieving the milestone; or

b)	$12.4 million to EGWU, which is payable in cash, common stock of the Company, or a combination of either, within one year of achieving the milestone.

Additionally, the Amendment extends the Earnout Term (as defined in the Amendment) as it applies to the EGEN-001 Ovarian Cancer Milestone from seven (7) years to eight (8) years from the original signing date of the Asset Purchase Agreement.

As consideration for entering into the Amendment, the Company issued to EGWU 200,000 warrants to purchase common stock with an exercise price of $0.01 per share.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment to Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: April 1, 2019	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Senior Vice President and Chief Financial Officer